              As filed with the Securities and Exchange Commission April  , 1998
                                                 Registration No. 333-47313
                ----------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                ----------------------------------------------

                                   FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                ----------------------------------------------

                        UNITED PARK CITY MINES COMPANY
              (Exact name of registrant as specified in charter)

                                   DELAWARE
                           (State of Incorporation)


                                  87-0219807
                                (I.R.S. 20549)

                ----------------------------------------------

                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                ----------------------------------------------

                        UNITED PARK CITY MINES COMPANY
              (Exact name of registrant as specified in charter)

                                   Delaware
                           (State of Incorporation)

                                  87-0219807
                    (I.R.S. Employer Identification Number)

                                 P.O. BOX 1450
                             PARK CITY, UTAH 84060
                                (801) 649-8011
  (Address, including zip code, and telephone number, including area code, of issuer's principal executive offices)


                                  COPIES TO:


     MR. HANK ROTHWELL                         RANDY K. JOHNSON, ESQ.
     UNITED PARK CITY MINES COMPANY            MACKEY PRICE & WILLIAMS
     P.O. BOX 1450                             170 SOUTH MAIN STREET, SUITE 900
     PARK CITY, UTAH 84060                     SALT LAKE CITY, UTAH 84101-1655
     (801) 649-8011                            (801) 575-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)


Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE      AMOUNT TO      OFFERING PRICE      AGGREGATE OFFERING    REGISTRATION
REGISTERED                                 BE REGISTERED     PER SHARE(1)            PRICE(1)             FEE
------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.01 per share                  203,700           $29.625              $6,034,612.50       $1,828.67
==================================================================================================================

(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices for the Registrant's Common Stock as reported in the consolidated reporting system on February 27, 1998.


                           EXHIBIT INDEX ON PAGE 12

                         UNITED PARK CITY MINES COMPANY

                             CROSS REFERENCE SHEET

REGISTRATION STATEMENT ITEMS                    CAPTION IN PROSPECTUS
-----------------------------                   ---------------------
AND HEADING
-----------

1. Forepart of the Registration Statement and   Cover Page
   Outside Front Cover Page of Prospectus

2. Inside Front and Outside Back Cover Pages    Inside Front and Outside Back
   Cover Pages of Prospectus                    of Prospectus


3. Summary Information, Risk Factors and        Special Considerations and Risk
   Ratio of Earnings to Fixed Charges           Factors; (The ratio of earnings
                                                to fixed charges is not
                                                applicable)


4. Use of Proceeds                              Use of Proceeds

5. Determination of Offering Price              *

6. Dilution                                     *

7. Selling Security Holders                     *

8. Plan of Distribution                         Plan of Distribution

9. Description of Securities to be Registered   Description of Common Stock

10. Interests of Named Experts and Counsel      *

11. Material Changes                            Material Changes

12. Incorporation of Certain Information by     Incorporation of Certain
    Reference                                   Information by
                                                Reference

13. Disclosure of Commission Position on        *
    Indemnification for Securities Act
    Liabilities

--------------------------------------------------------------------------------
*Not applicable or answer is in the negative.

PROSPECTUS
----------


                        UNITED PARK CITY MINES COMPANY

                        203,700 SHARES OF COMMON STOCK
                           $0.01 par value per share
                           _________________________

          This Prospectus relates to the offer and sale of shares of Common Stock, $0.01 par value per share, of United Park City Mines Company, a Delaware corporation (the "Company"), by New Quincy Mining Company, a Utah corporation ("New Quincy"), and Lucky Bill Mining Company, a Utah corporation ("Lucky Bill") (New Quincy and Lucky Bill are sometimes referred to herein as the "Selling Shareholders"), which shares were issued pursuant to separate Agreements for Purchase and Sale of Assets, each dated December 31, 1997, but closed and consideration paid on February 19, 1998, entered into by and between the Company and New Quincy and Lucky Bill (the "Agreements"). As part of the consideration paid by the Company pursuant to the Agreements, the Company issued 196,797 restricted shares of the Company's Common Stock, $0.01 par value per share, to New Quincy and 6,903 restricted shares of the Company's Common Stock, $0.01 par value per share, to Lucky Bill. As part of the Agreements, the Company agreed to register the shares (the "Shares") with the United States Securities and Exchange Commission.

          The Company's Common Stock is traded on the New York Stock Exchange under the symbol "UPK." On April 3, 1998, the closing price for the Company's Common Stock on the New York Stock Exchange was $34.875 per share.

          The Company has paid or will pay all costs and fees associated with the registration of the Shares under federal and state securities laws and the
preparation and delivery of this Prospectus.   The Company will receive no
proceeds from the issuance of the Shares and no underwriting discounts or commissions will be payable in connection with the issuance of the Shares.

          INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH IN THIS PROSPECTUS UNDER "SPECIAL CONSIDERATIONS AND RISK FACTORS" PRIOR TO MAKING ANY INVESTMENT DECISION.

                              ____________________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ____________________

                                 April 10, 1998

          Upon completion of this registration, the Shares may be sold from time to time directly by the Selling Shareholders, or by pledgees, donees, transferees or other successors-in-interest to the Selling Shareholders. Alternatively, the Shares may be offered from time to time by or through brokers or dealers who may act solely as agents or who may acquire the Shares as principals. The distribution of the Shares may be effected in one or more transactions that may take place on the New York Stock Exchange, including block trades, ordinary broker's transactions, privately negotiated transactions or through sales to one or more brokers or dealers for resale of such securities as a principal, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid in connection with such sales.

          No dealer, salesman or other person or entity has been authorized to give any information or to make any representations not contained in or incorporated by reference in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person or entity. All information contained herein is as of the date of this Prospectus. Neither the delivery of this Prospectus, nor any sale, distribution or resale made hereunder shall, under any circumstances, create any implication that there has been no change in the business or affairs of the Company or in the facts herein set forth since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does this Prospectus constitute an offer to or solicitation of any person or entity in any jurisdiction in which such offer or solicitation may not be lawfully made.

          Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----

Available Information.........................................  4

Incorporation of Certain Information by Reference.............  5

The Company...................................................  5

Special Considerations and Risk Factors.......................  6

Use of Proceeds...............................................  7

Plan of Distribution..........................................  8

Price Range of Common Stock...................................  8

Description of Common Stock...................................  9

Experts....................................................... 10

Legal Matters................................................. 10

Material Changes.............................................. 10

                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the World Wide Web site is http:/www.sec.gov.

          The Company's Common Stock is traded on the New York Stock Exchange
(NYSE). The reports, proxy statements and other information referred to in the preceding paragraph may also be inspected at the NYSE.

          The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

          Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Company, reference is made to the Registration Statement.

                         ADDRESS AND TELEPHONE NUMBER

          The mailing address and telephone number of the Company's principal offices are as follows:

               United Park City Mines Company
               P.O. Box 1450
               Park City, Utah 84060
               (801) 649-8011

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Prospectus:

          (1) Annual Report on Form 10-KSB for the year ended December 31, 1997;

          (2) Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 1998, as amended by a Form 8-K/A filed with the Securities and Exchange Commission on March 30, 1998;

          (3) The description of the Common Stock of the Company contained in a registration statement on Form 8-B filed with the Securities and Exchange Commission under the Exchange Act on July 2, 1953 (Docket No. 1-3753-1), including the portions of all amendments or reports filed for the purpose of updating such description heretofore filed by the Company with the Securities and Exchange Commission. Reference is made to the "Description of Common Stock" in this Prospectus for a current description of the Common Stock of the Company.

          (4) All documents filed by the Company pursuant to (S)(S) 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such documents. Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that another statement contained herein or in any other subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will furnish without charge to any person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all documents filed by the Company and incorporated herein by reference (other than certain exhibits to such documents). Such requests should be directed to:

               United Park City Mines Company
               P.O. Box 1450
               Park City, Utah 84060
               Telephone: (801) 649-8011
                    Attention: Investor Relations

                                  THE COMPANY

          United Park City Mines Company is a Delaware corporation formed in 1953. The Company's principal business is currently the lease, development, and sale of real property located in or near Park City, Utah. The Company owns the surface estate to more than 8,300 acres of land in the vicinity of Park City, Utah.

          Prior to 1982, the Company's principal business was the mining of lead, zinc, silver, gold, and copper ores from mining properties in the Park City area that it acquired upon its formation in 1953, and the leasing of these mining properties to other mine operators. The Company now conducts no active mining operations, and has no agreements to sell or lease its mining properties. The mining properties are maintained on a standby basis. The Company also performs mine and tunnel maintenance for other entities on a contract basis.

          During 1995, the Company completed construction of a mine tour attraction at its Ontario Mine facilities near Park City, Utah. The mine tour attraction, which is operated by the Company's wholly owned subsidiary Park City Silver Mine Adventure, Inc., opened to the public on December 15, 1995. The mine tour attraction combines an underground mine tour with extensive historical exhibits that depict the mining heritage of the Park City area.

          The Company also leases some of its land for skiing purposes to the operators of the Park City Ski Area and the Deer Valley Ski Area.

                    SPECIAL CONSIDERATIONS AND RISK FACTORS

          THIS PROSPECTUS MAY CONTAIN TREND INFORMATION AND FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE ACTUAL RESULTS OF OPERATIONS OF THE COMPANY COULD DIFFER MATERIALLY FROM THE COMPANY'S HISTORICAL RESULTS OF OPERATIONS AND THOSE DISCUSSED IN SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS SET FORTH IN THIS SECTION AND ELSEWHERE IN THIS PROSPECTUS, INCLUDING INFORMATION INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

          1.   HISTORY OF LOSSES:  The Company has had net losses during each of
               -----------------
the last ten years, with the exception of 1995. Since 1988 the net income (or net loss) each year has been; ($680,715); ($1,517,746); ($1,718,090);
($1,287,915); ($1,576,453); ($983,427); ($702,392); $773,276; ($594,237), and
($2,339,090) for the years ended December, 1988, 1989, 1990, 1991, 1992, 1993,
1994, 1995, 1996, and 1997 respectively.

          2.   DIVIDENDS:  No dividends have been paid by the Company in the
               ---------
past and it is unlikely that they will be paid in the foreseeable future. Stockholders who anticipate the need for either immediate or future income by way of dividends from their investments should refrain from the purchase of Common Stock offered hereby.

          3.   RISKS OF REAL ESTATE DEVELOPMENT: One of the principal business
               --------------------------------
activities of the Company is the development of selected portions of its real estate holdings. The Company's real estate development activities are subject to the risks generally incident to real estate development, including the possibility of adverse changes in national or local economic and market conditions, changes in the investment climate for real estate, adverse changes in governmental rules and fiscal policies, competition, effects of overbuilding, environmental risks, acts of God, and uncertainties involved in engineering, financing and in the permitting and zoning process. The Company cannot predict the effects such risks may have on its real estate development activities.

          4.   POSSIBLE CONTINUING LOSSES:  After posting a loss of $594,237 on
               --------------------------
revenues of $6,246,935 in 1996, the Company sustained a loss of $2,339,090 on revenues of $3,129,008 in 1997. The losses are attributable to several factors, including slower than expected lot sales in the Company's Hidden Meadows subdivision and costs associated with operations of the Company's mine tour attraction exceeding revenues. There can be no assurance that the factors that contributed to such losses will not continue into the future and, if they do, such losses could have a negative impact on the Company and its Common
Stock.

          5.   OTHER RISK FACTORS: The Company began operating a mine tour
               ------------------
attraction in December of 1995. During its first year of operations the mine tour had a loss of approximately $1,370,000. During 1997, the mine tour continued to incur losses. Though continued losses from operating the mine tour could indicate an inability to recover the related costs, management continues to believe that their advertising efforts and emphasis on cost efficiencies will result in the mine tour being profitable in the near future.

          6.   OTHER RECENT DEVELOPMENTS: During the third quarter of 1997, the
               -------------------------
Company conducted a Rights Offering to raise additional capital to repay short-term indebtedness, to continue its real estate development activities, and to provide working capital for the Company's continuing operations. In the Rights Offering, the Company issued to its stockholders non-transferable Rights to subscribe for up to 340,000 additional shares of its Common Stock. Such Rights were issued to the holders of Common Stock as of the close of business on August 18, 1998 (the "Record Date"). The stockholders as of the Record Date received one (1) Right for each eight (8) shares of Common Stock they owned on the Record Date. The Rights were not transferable and they were not traded on any exchange. Each Right entitled the holder thereof to subscribe for one (1) additional share of Common Stock for $16.00 and provided a right to subscribe for any shares which were unsubscribed for in the Rights Offering. The Company raised approximately $5,440,000, before deducting expenses, in the Rights Offering. The proceeds from the Rights Offering have been used to repay short-term indebtedness, to provide working capital for the Company's continuing operations, and to continue the Company's real estate development activities.

                                USE OF PROCEEDS

     196,797 of the Shares were issued in connection with a certain Agreement for Purchase and Sale of Assets dated December 31, 1997 between the Company and New Quincy, and 6,903 of the Shares were issued in connection with a certain Agreement for Purchase and Sale of Assets dated December 31, 1997 between the Company and Lucky Bill (the "Agreements").

As part of the consideration relating to the Agreements, wherein the Company purchased all of the assets of New Quincy and Lucky Bill, the Company issued 203,700 restricted shares of the Company's Common Stock, $0.01 par value per share, to the Selling Shareholders and agreed to register the Shares with the United States Securities and Exchange Commission. Upon completion of this registration, the Shares may be sold from time to time by the Selling Shareholders. Consequently, the Company will not receive any proceeds from the sale of the Shares.

                             PLAN OF DISTRIBUTION

          Upon completion of this registration, the Shares offered hereby may be sold from time to time directly by the Selling Shareholders or by pledgees, donees, transferees or other successors-in-interest to the Selling Shareholders. Alternatively, the Shares may be offered from time to time by or through brokers or dealers who may act solely as agents, or who may acquire the Shares as principals. The distribution of the Shares may be effected in one or more transactions that may take place on the New York Stock Exchange, including block trades, ordinary broker's transactions, privately negotiated transactions or sales through one or more brokers or dealers for resale of such securities as a principal, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by these holders in connection with such sales.

                          PRICE RANGE OF COMMON STOCK

          The Company's Common Stock is traded on the New York Stock Exchange under the trading Symbol "UPK." The following table sets forth the high and low closing prices for the Common Stock and volume traded on the New York Stock
Exchange:

        -------------------------------------------------------
                            New York Stock Exchange
                            Price Range and Volume
        -------------------------------------------------------
                                HIGH      LOW        VOLUME
                               -------  -------  --------------
        -------------------------------------------------------
        Second Quarter 1997    $21.187  $12.375  298,500 shares
        -------------------------------------------------------
        Third Quarter 1997     $27.500  $21.000  310,900 shares
        -------------------------------------------------------
        Fourth Quarter 1997    $29.000  $25.500  175,100 shares
        -------------------------------------------------------
        First Quarter 1998     $37.875  $25.500  120,800 shares
        -------------------------------------------------------

                          DESCRIPTION OF COMMON STOCK


          As of April 6, 1998, the Company had 3,750,000 shares of Common Stock, $0.01 par value, authorized, of which 3,045,711 shares were outstanding, 1,294 shares were held by the Company as treasury shares, and 120,833 shares were reserved for issuance under the Company's Stock Option Plan.

          The following statements with respect to the Company's Common Stock are subject to the detailed provisions of its Restated Certificate of Incorporation, as amended. These statements do not purport to be complete and are qualified in their entirety by reference to the terms of the Restated Certificate of Incorporation, which is incorporated by reference in this Prospectus.

          New York Stock Exchange.  The shares of Common Stock are listed on the
          -----------------------
New York Stock Exchange under the stock symbol "UPK." It is anticipated that the shares of Common Stock covered by this Prospectus will also be listed on the New York Stock Exchange under the same stock symbol.

          Dividends.  The holders of outstanding shares of Common Stock are
          ---------
entitled to receive dividends when and as declared by the Board of Directors. No dividends have been paid by the Company in the past, and it is unlikely that they will be paid in the foreseeable future.

          Voting Rights.  Each outstanding share of Common Stock is entitled to
          -------------
one vote on all matters submitted to a vote of stockholders. There is no cumulative voting. The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Company in any manner not inconsistent with the laws of the State of Delaware or the Restated Certificate of Incorporation of the Company, subject to the power of the stockholders to adopt, amend, or repeal the bylaws.

          Liquidation/Preemptive Rights, Etc..  The shares of Common Stock are
          -----------------------------------
neither redeemable nor convertible, and the holders thereof have no preemptive rights to purchase any securities of the Company. Upon the liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to receive, pro rata, any assets of the Company which are legally available for distribution after payment of all debts and other liabilities.

          No Assessment.  When issued and paid for, the shares of Common Stock
          -------------
are fully paid and not liable for further call or assessment.

          Transfer Agent/Registrar.  The Transfer Agent and Registrar for the
          ------------------------
Company's Common Stock is First Chicago Trust Company of New York, P.O. Box 2500 Jersey City, New Jersey 07303-2500, telephone: (201) 324-0498.

                                    EXPERTS

          The Consolidated Balance Sheet as of December 31, 1997, and the Consolidated Statements of Operations, Changes in Stockholders' Equity and Cash Flows for the years ended December 31, 1997, and 1996, included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 1998, which is incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

          Certain legal matters relating to the Shares will be passed upon for the Company by Mackey Price & Williams, 170 South Main Street, Suite 900, Salt Lake City, Utah 84101-1655.

                               MATERIAL CHANGES

          On February 19, 1998, the Company acquired all of the assets of New Quincy Mining Company and Lucky Bill Mining Company in exchange for 203,700 shares of the Company's restricted Common Stock. The assets of New Quincy Mining Company and Lucky Bill Mining Company consist primarily of approximately 210 acres of undeveloped land within the boundaries of the Company's proposed Flagstaff Mountain/Empire Canyon Resort project. The Flagstaff Mountain project is a major master-planned development adjacent to the Deer Valley Ski Resort.
As presently designed, the project will include a mixture of ski-in/ski-out single family housing, multi-family housing, hotel, commercial and retail space.

          There have been no other material changes in the Company's affairs since December 31, 1997 which have not been described in the Company's filings with the Securities and Exchange Commission or in this Prospectus.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following is an itemized statement of the estimated amounts of all expenses in connection with the registration of the securities that are the subject of this Registration Statement:

                Item                                    Amount
                ----                                    -------

     Securities and Exchange Commission...............  $ 1,830

     Legal fees and expenses..........................  $10,000

     New York Stock Exchange Listing fee..............  $     0

     Accounting fees and expenses.....................  $10,000

     Blue Sky fees and expenses.......................  $   500

     Transfer agent fees..............................  $ 1,000

     Miscellaneous....................................  $ 1,000
                                                        -------

               Total..................................  $24,330

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Company's Restated Certificate of Incorporation contains the following provision for the indemnification of directors and officers:

          INDEMNIFICATION:    Each director and each officer of the corporation
          ---------------
shall be indemnified by the corporation against all expenses, as hereinafter defined, which shall necessarily or reasonably be incurred by him in connection with any action, suit or proceeding to which he is or shall be a party, or with which he may be threatened, by reason of his being or having been a director or officer of the corporation, whether or not he continues to be a director or officer at the time of incurring such expenses. As used in this paragraph, expenses shall include amount of judgments against, or amounts paid in settlement by, such director or officer, other than amounts payable or paid to the corporation, but shall not include any (a) expenses incurred in connection with any matters as to which such director or officer shall be adjudged in such action, suit or proceeding, without such judgment being reversed, to be liable by reason of his negligence or willful misconduct in the performance of his duties as a director or officer, or (b) expenses incurred in connection with any matters which shall have been subject to such action, suit or proceeding, disposed of otherwise than by adjudication on the merits, unless in relation to such matter such director or officer shall not have been liable for negligence or wilful misconduct in the performance of his duties as a director or officer. As to whether or not a director or officer was liable for negligence or wilful misconduct in the performance of his duties as such director or officer, the Board of Directors and each director and officer may conclusively rely upon an opinion of legal counsel selected by or in the manner designated by the Board of Directors. The foregoing right of indemnification shall be in addition to any rights to which any director or officer may be or become entitled by law, vote of stockholders or otherwise.

ITEM 16.  EXHIBITS.

          The following are filed as exhibits to this Registration Statement:

Item No.        Exhibit                              Sequential Page Number
--------        -------                              ----------------------
3.1             Restated Certificate of              Incorporated by Reference from
                Incorporation as amended by          Amendment No. 1 to Form S-1
                Certificate of Amendment of          filed March 19, 1987 in File No.
                Restated Certificate of              33-11328
                Incorporation

3.2             Amendment of Restated Certificate    Incorporated by Reference from
                of Incorporation filed in Delaware   Amendment No. 1 to Form S-3
                on December 19, 1990                 filed January 28, 1991 in File No.
                                                     33-37914

3.3             Amendment to Restated Certificate    Incorporated by Reference from
                of Incorporation filed in Delaware   Amendment No. 1 to Form S-3
                on September 8, 1993                 filed October 12, 1993 in File No.
                                                     33-67458

5.1             Opinion of Mackey Price &            *
                Williams

24.1            Consent of Coopers & Lybrand,        ___
                L.L.P.




                                      -12-

24.2            Consent of Mackey Price &            ___
                Williams

25.1            Power of Attorney of Joseph S.       *
                Lesser

25.2            Power of Attorney of Alan L.         *
                Gordon
--------------------

*   Previously filed

ITEM 17.  UNDERTAKINGS.

          1.   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration

     Statement.

              (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of United Park City Mines Company (the "Company") pursuant to any provisions of its articles of incorporation or bylaws, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant, United Park City Mines Company, a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Park City, State of Utah, on April 8, 1998.

                                        UNITED PARK CITY MINES COMPANY



                                        By /s/ Hank Rothwell
                                          --------------------------------------
                                          Hank Rothwell
                                          President


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


           Signatures                        Title                Date
---------------------------------  -------------------------  -------------
                                   President,(Principal       April 8, 1998
 /s/ Hank Rothwell                 Executive Officer) and
---------------------------------  Director
Hank Rothwell




                                   Executive Vice             April 8, 1998
 /s/ Edwin L. Osika, Jr.           President,
---------------------------------  Secretary, Treasurer
Edwin L. Osika, Jr.                (Principal Financial and
                                   Accounting Officer) and
                                   Director



                                   Director                   April 8, 1998
 /s/ Joseph S. Lesser
---------------------------------
Joseph S. Lesser



 /s/ Alan L. Gordon                Director                   April 8, 1998
---------------------------------
  Alan L. Gordon